     As filed with the Securities and Exchange Commission on March 17, 2005
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                              THE BANC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                          63-1201350
  (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                       Identification Number)

                            17 NORTH TWENTIETH STREET
                            BIRMINGHAM, ALABAMA 35203
                    (Address of Principal Executive Offices)
                                   (Zip Code)

  THIRD AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN OF THE BANC CORPORATION
           COMMERCE BANK OF ALABAMA INCENTIVE STOCK COMPENSATION PLAN
                            (Full Title of the Plans)

                                C. STANLEY BAILEY
                             CHIEF EXECUTIVE OFFICER
                              THE BANC CORPORATION
                            17 NORTH TWENTIETH STREET
                            BIRMINGHAM, ALABAMA 35203
                     (Name and Address of Agent for Service)
                                 (205) 326-2265
          (Telephone Number, including Area Code, of Agent for Service)

                  The Commission is requested to send copies of
                    all notices and other communications to:

                         F. HAMPTON MCFADDEN, JR., ESQ.
                            EXECUTIVE VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                              THE BANC CORPORATION
                            17 NORTH TWENTIETH STREET
                            BIRMINGHAM, ALABAMA 35203
                               TEL: (205) 326-2265
                               FAX: (205) 327-3479

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed Maximum     Proposed Maximum
    Title of Securities            Amount to be       Offering Price     Aggregate Offering         Amount of
     to be Registered               Registered          Per Share            Price (1)          Registration Fee(1)
-----------------------------    ----------------    ----------------    ------------------     -------------------
Common Stock, par value $.001
per share                        1,000,000 shares     $___N/A______        $10,650,000.00            $1,253.50
=============================    ================    ================    ==================     ===================

(1) In accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the average of the high and low sales price of the Registrant's Common Stock as reported on the Nasdaq National Market on March 10, 2005.

                                EXPLANATORY NOTE

      This Registration Statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 1,000,000 shares of The Banc Corporation's Common Stock issuable pursuant to its Third Amended and Restated 1998 Stock Incentive Plan (formerly the Second Amended and Restated 1998 Stock Incentive Plan). This Registration Statement includes a facing page, this page, the signature page, an
Exhibit Index, an Exhibit 5 Legal Opinion (and a consent included therein), and accountants' consents. Pursuant to Instruction E, the contents of The Banc Corporation's Registration Statement on Form S-8 (No. 333-72747) and Registration Statement on Form S-8 (No. 333-58170), including the exhibits thereto, are incorporated by reference into this Registration Statement. All previously registered shares may be issued pursuant to The Banc Corporation's Third Amended and Restated 1998 Stock Incentive Plan or the Commerce Bank of Alabama Stock Option Plan. Registration fees have been paid for all of these previously registered shares.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 17, 2005.

                                                THE BANC CORPORATION

                                                By /s/ C. STANLEY BAILEY
                                                   ----------------------------
                                                       C. Stanley Bailey
                                                       Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Stanley Bailey and David R. Carter, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                            Title                                Date
         ---------                            -----                                ----
     /s/ C. Stanley Bailey           Chief Executive Officer
-------------------------------      (Principal Executive Officer)            March 17, 2005
         C. Stanley Bailey

     /s/ David R. Carter             Executive Vice President,
-------------------------------      Chief Financial Officer and Director
         David R. Carter             (Principal Financial and
                                     Accounting Officer)                      March 17, 2005

     /s/ James A. Taylor             Chairman of the Board                    March 17, 2005
-------------------------------
         James A. Taylor

     /s/ James Mailon Kent, Jr.            Vice Chairman                      March 17, 2005
-------------------------------
         James Mailon Kent, Jr.

     /s/ Larry D. Striplin, Jr.            Vice Chairman                      March 17, 2005
-------------------------------
         Larry D. Striplin, Jr.

     /s/ K. Earl Durden                    Vice Chairman                      March 17, 2005
-------------------------------
         K. Earl Durden

     /s/ James R. Andrews, M.D.               Director                        March 17, 2005
-------------------------------
         James R. Andrews, M.D.

     /s/ Roger Barker                         Director                        March 17, 2005
-------------------------------
         Roger Barker

     /s/ W. T. Campbell, Jr.                  Director                        March 17, 2005
-------------------------------
         W. T. Campbell, Jr.

     /s/ Thomas E. Jernigan, Jr.              Director                        March 17, 2005
-------------------------------
         Thomas E. Jernigan, Jr.

     /s/ Randall E. Jones                     Director                        March 17, 2005
-------------------------------
         Randall E. Jones

     /s/ Ronald W. Orso, M.D.                 Director                        March 17, 2005
-------------------------------
         Ronald W. Orso, M.D.

     /s/ Harold W. Ripps                      Director                        March 17, 2005
-------------------------------
         Harold W. Ripps

     /s/  Jerry M. Smith                      Director                        March 17, 2005
-------------------------------
         Jerry M. Smith

     /s/ Michael E. Stephens                  Director                        March 17, 2005
-------------------------------
         Michael E. Stephens

     /s/ Marie Swift                          Director                        March 17, 2005
-------------------------------
         Marie Swift

     /s/ James A. Taylor, Jr.                 Director                        March 17, 2005
-------------------------------
         James A. Taylor, Jr.

                                  EXHIBIT INDEX

Exhibit
Number                          Description of Exhibit
-------                         ----------------------
(4)-1    The Banc Corporation Restated Certificate of Incorporation, filed as
         Exhibit (3)-1 to the Company's Registration Statement on Form S-4
         (Registration No. 333-58493), is hereby incorporated herein by reference.

(4)-2    Third Amended and Restated 1998 Stock Incentive Plan of The Banc
         Corporation, filed as Exhibit (10)-1 to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, is hereby incorporated herein by reference.

(4)-3    Commerce Bank of Alabama Incentive Stock Compensation Plan, filed as
         Exhibit (4)-3 to the Corporation Registration Statement on Form S-8, dated February 22, 1999, (Registration No. 333-72747), is hereby incorporated herein by reference.

(5)      Opinion of Haskell Slaughter Young & Rediker, LLC as to the legality of
         The Banc Corporation Common Stock being registered.

(23)-1   Consent of Carr, Riggs & Ingram, LLC.

(23)-2   Consent of Ernst & Young LLP.

(23)-3   Consent of Haskell Slaughter Young & Rediker, LLC (included in Exhibit
         5).

24 Powers of Attorney (set forth on the signature page of this Registration Statement).